Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Galiano Gold Inc.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/30/2025
Reporting Entity ESTMA Identification Number	E322718		Original Submission Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Matthew Freeman				Date	5/30/2025
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Galiano Gold Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E322718
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Ghana	Government of Ghana	Minerals Income Investment Fund		11,051,000						11,051,000	Payments relate to mining royalties.
Ghana	Government of Ghana	Register General Department		225,000						225,000	Payments relate to mining royalties.
Ghana	Government of Ghana	Ghana Revenue Authority	598,000	2,627,000						3,225,000	Payments relate to mining royalties and withholding taxes. Amounts denominated in Ghanaian Cedis were translated at rates of between 11.6-15.9 Cedis per USD.
Ghana	Government of Ghana	Minerals Commission			3,178,000					3,178,000	Payments relate to mining and prospecting licenses, mineral rights fees, license transfer fees and permits. Amounts denominated in Ghanaian Cedis were translated at rates of between 11.9-16.2 Cedis per USD.
Ghana	Government of Ghana	Environmental Protection Agency			223,000					223,000	Payments relate to processing fees and permits. Amounts denominated in Ghanaian Cedis were translated at rates between 13.8-14.1 Cedis per USD.
Ghana	Government of Ghana	Ministry of Lands and Natural Resources (Department: Administrator of Stool Lands)			145,000					145,000	Payments relate to surface access rights. Amounts denominated in Ghanaian Cedis were translated at rates between 12.0-16.0 Cedis per USD.
Ghana	Manso Nkran Community								164,000	164,000	Payments relate to construction of a community centre.
Ghana	Abore Community								1,116,000	1,116,000	Payments relate to construction of community road.

Additional Notes:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated using the spot rate prevailing at the time of payment.
2) All amounts have been rounded to the nearest USD$1,000.
3) All amounts have been reported on a cash-basis. In-kind payments (i.e. construction of community infrastructure) are reported at cost to construct the underlying assets.
	4) Payments in-kind to the Manso Nkran and Abore Communities related to the construction of a community centre and community road, respectively. The Company has reported these payments in 2024, being the year the projects were handed over to the communities. The reported payments were measured at cost to construct the underlying assets.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Galiano Gold Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E322718
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Ghana	Asanko Gold Mine	-	13,903,000	3,546,000	-	-	-	1,280,000	18,729,000	Payments relate to: mining and prospecting licenses and permits, mineral rights fees, mining royalties, license transfer fees, surface access fees, processing fees, and construction of community infrastructure. Amounts denominated in Ghanaian Cedis were translated at rates of between 11.6-16.2 Cedis per USD.
Ghana	Galiano Gold Inc.	598,000	-	-	-	-	-	-	598,000	Payments relate to withholding taxes. Amounts denominated in Ghanaian Cedis were translated at rates of between 12.1-14.9 Cedis per USD.

Additional Notes[3]:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated using the spot rate prevailing at the time of payment.
2) All amounts have been rounded to the nearest USD$1,000.
3) All amounts have been reported on a cash-basis. In-kind payments (i.e. construction of community infrastructure) are reported at cost to construct the underlying assets.
	4) Payments in-kind to the Manso Nkran and Abore Communities related to the construction of a community centre and community road, respectively. The Company has reported these payments in 2024, being the year the projects were handed over to the communities. The reported payments were measured at cost to construct the underlying assets.